EXHIBIT E
                        ABSOLUTE INVESTMENT ADVISERS LLC
             CODE OF ETHICS FOR U.S. REGISTERED INVESTMENT COMPANIES

INTRODUCTION

     This Code of Ethics (the  "Code") has been  adopted by Absolute  Investment
Advisers LLC, ("AIA" or the "Adviser") with respect to Adviser's investment advisory services to U.S. registered investment companies or series thereof (each a "Fund"). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Fund and addresses other situations involving a potential conflict of interest. Definitions of UNDERLINED terms are included in Appendix A.

     This Code is intended to ensure that the personal securities transactions of persons subject to the Code are conducted in accordance with the following principles:

     (i)  the duty at all times to place first the interests of Clients;

     (ii) The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

     (iii)the fundamental standard that AIA personnel not take inappropriate advantage of their positions.

1. WHO IS COVERED BY THIS CODE

     This Code applies to all directors, officers and employees of AIA. Certain provisions apply only to ACCESS PERSONS and INVESTMENT PERSONNEL, in each case only with respect to those Funds as listed in Appendix B. AIA forbids any director, officer and employee from engaging in any conduct which is contrary to this Code or AIA's Insider Trading Policy and Related Procedures. All ACCESS PERSONS are subject to the Code's restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner and other matters.

     Failure to comply with this Code is a very serious matter and may result in disciplinary action, including, among other things, monetary fines, disgorgement of profits, and suspension or termination of employment.

2. PRECLEARANCE REQUIREMENT

All ACCESS PERSONS must obtain prior written approval from the designated Review Officer or his/her delegate before engaging in personal securities transactions.

Approvals will be valid for 24 hours.

3. PROHIBITED TRANSACTIONS

     (A) ALL DIRECTORS, OFFICERS AND EMPLOYEES:

          (I) PROHIBITION AGAINST FRAUDULENT CONDUCT. No director, officer or employee may use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a Fund, or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, no director, officer or employee shall, directly or indirectly:

               (1) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

               (2) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

               (4)  engage in any manipulative practice with respect to a Fund.

          (II) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, no director, officer or employee shall reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

     (B) ACCESS PERSONS. In addition to the restrictions in Section 3(a), ACCESS PERSONS are subject to the following restrictions:

          (I) BLACKOUT PERIOD. ACCESS PERSONS shall not purchase or sell a COVERED SECURITY in an account over which they have direct or indirect influence or control on a day during which they known or should have know a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. For purposes of this Section, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same

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

               security as both the common stock and fixed income securities of that issuer.

               (1) BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Section 3(b):

                    (A) purchases or sales over which the ACCESS PERSON has no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the ACCESS PERSON'S home);

                    (B) purchases which are part of an automatic dividend reinvestment plan;

                    (C) purchases or sales which are non-volitional on the part of the ACCESS PERSON; and

                    (D) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

          (II) UNDUE INFLUENCE. ACCESS PERSONS shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a Fund without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation, (i) BENEFICIAL OWNERSHIP of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the ACCESS PERSON (or any party in which he or she has a significant interest) and such issuer or its affiliates.

          (III)CORPORATE OPPORTUNITIES. ACCESS PERSONS shall not take personal advantage of any opportunity properly belonging to a Fund.

          (IV) OTHER PROHIBITED TRANSACTIONS. ACCESS PERSONS shall not:

               (1) induce or cause a Fund to take actions or to fail to take action, for personal benefit rather than for the benefit of the Fund;

               (2) accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;


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

               (3) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

               (4) use knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of others; or

               (5) violate the anti-fraud provisions of the federal or state securities laws.

     (C)  INVESTMENT PERSONNEL. In addition to the restrictions in Sections 3(a)
          and  (b),   Investment   Personnel   are  subject  to  the   following
          restrictions:

          (I) SHORT-TERM TRADING PROFITS. INVESTMENT PERSONNEL shall not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days if such securities are held by a Fund. Any profits realized on such short-term trades shall be disgorged to charity. The designated Review Officer may grant exceptions to this prohibition in whole or in part and upon such conditions as the Review Officer may impose if the Review Officer determines that no harm resulted to a Fund and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

          (II) INITIAL PUBLIC OFFERINGS. INVESTMENT PERSONNEL must obtain prior written approval from the designated Review Officer before directly or indirectly acquiring securities in an initial public offering.

          (III)PRIVATE PLACEMENTS INVESTMENT PERSONNEL may not directly or indirectly acquire securities in a private placement unless the Review Officer determines whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the INVESTMENT PERSONNEL by virtue of their position with the Fund. Any INVESTMENT PERSONNEL of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if he or she plays a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the INVESTMENT PERSONNEL has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.

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

          (IV) SERVICE AS A DIRECTOR. INVESTMENT PERSONNEL shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

     (D) INVESTMENT PERSONNEL. In addition to the restrictions in Sections 3(a), (b) and (c), no investment personnel shall purchase or sell a COVERED SECURITY within three days before or after a Fund, for which the Investment Personnel makes or participates in making a recommendation, trades in that security except if the Investment Personnel is trading in the same direction as the Fund and enters his/her order after that of the Fund. Any profits realized on trades in violation of this restriction shall be disgorged and given to charity.

4. REPORTING REQUIREMENTS

     (A) REPORTING. ACCESS PERSONS, must report to the designated Review Officer the information described in this Section with respect to transactions in any COVERED SECURITY in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

     (B) EXCLUSIONS FROM REPORTING. Purchases or sales in COVERED SECURITIES in an account in which the ACCESS PERSON has no direct or indirect or CONTROL are not subject to the reporting requirements of this Section.

     (C) INITIAL HOLDING REPORTS. No later than ten (10) days after an ACCESS PERSON becomes subject to this Code, he or she must report the following information:

          (I) the title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded ) in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP as of the date he or she became subject to this Code;

          (II) the name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the ACCESS PERSON direct or indirect benefit as of the date he or she became subject to this Code; and

          (III) the date that the report is submitted.

     (D) MONTHLY TRANSACTION REPORTS. No later than ten (10) days after the end of a month, ACCESS PERSONS must report the following information:

          (I) with respect to any transaction during the month in a COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON has, or by

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

               reason of such transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price of the COVERED SECURITY at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (5)  the date that the report is submitted.

          (II) with respect to any account established by the ACCESS PERSON in which any COVERED SECURITIES (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

               (1) the name of the broker, dealer or bank you established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted.

     (E) ANNUAL HOLDINGS REPORTS. Annually, all ACCESS PERSONS must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

          (I) the title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON had any direct or indirect beneficial ownership;

          (II) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

          (III) the date that the report is submitted.

     (F) CERTIFICATION OF COMPLIANCE. All ACCESS PERSONS are required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, all ACCESS PERSONS are

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

          required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (G) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4(e).

     (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in the COVERED SECURITIES to which the report relates.

     (I) ACCOUNT OPENING PROCEDURES. All ACCESS PERSONS shall provide written notice to the Review Officer prior to opening any account with any entity through which a COVERED SECURITIES transaction may be effected. In addition, ACCESS PERSONS must promptly:

          (I) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;

          (II) cooperate  with  a  Fund,  or  its  agents  and   attorneys,   in
               investigating any securities transactions or other matter subject to the Code.

          (III)provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter to the Code; and

          (IV) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5. REVIEW OFFICER

     (A) DUTIES OF REVIEW OFFICER. ANTHONY BOSCH, GENERAL COUNSEL of AIA, has been appointed as the Review Officer to:

          (I) review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

          (II) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

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

          (III)compare, on a monthly basis, all COVERED SECURITIES transactions within the past 60 days with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

          (IV) maintain a signed acknowledgement by each person who is then subject to this Code, in the form of Attachment A; and

          (V) identify persons who are INVESTMENT PERSONNEL of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement.

     (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to AIA's Managers.

     (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

          (I) a copy of any code of ethics adopted by AIA which has been in effect during the previous five (5) years in an easily accessible place;

          (II) a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

          (III)a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (IV) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by AIA, in an easily accessible place;

          (V) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (VI) a record of any decision, and the reasons supporting the decisions, approving the acquisition by INVESTMENT PERSONNEL of initial public offerings or privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

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

     (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

          (I) SAME DAY TRADES: transactions by ACCESS PERSONS occurring on the same day as the purchase or sale of the same security by a Fund for which they are an ACCESS PERSON.

          (II) INVESTMENT PERSONNEL TRADES: transactions by Investment Personnel within 7 calendar days before and after a Fund, for which the
               Investment Personnel makes or participates in making a recommendation, trades in that security.

          (III)POTENTIAL CONFLICTS: transactions by ACCESS PERSONS IN SECURITIES, which, within the most recent 4 calendar days, are or have been held by a Fund or are being or have been considered by a Fund or AIA for purchase by a Fund.

          (IV) OTHER ACTIVITIES: transactions which may give the appearance that an ACCESS PERSON has executed transactions not in accordance with this Code.

     (E) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Directors of a Fund listed in Appendix B that:

          (I) describes any issues under this Code or its procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          (II) certifies that AIA has adopted procedures reasonably necessary to prevent its ACCESS PERSONS from violating this Code.

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                          AIA INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS

                             APPENDIX A: DEFINITIONS

(a)  ACCESS PERSON means:

     (i) each director or officer of AIA, any employee or agent of AIA, or any company in a control relationship to AIA who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of COVERED SECURITIES by a Fund advised by AIA, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (ii) any natural person in a control relationship to AIA who obtains information concerning recommendations made to a Fund by AIA with regard to the purchase or sale of COVERED SECURITIES by the Fund;

     (iii)employees who are not directors or officers and who do not have access to a Fund's portfolio holdings, other than on a delayed or stale basis are not consider to be Access Persons for purposes of the Code. Portfolio holdings are consider delayed or stale on the 15th calendar date after the date of such holdings report. Certain personnel who, in connection with his or her functions or duties, provide asset allocation based on portfolio attributions and analytics (not portfolio holdings), are not considered to be Access Persons.

(b)  ACT means the Investment Company Act of 1940, as amended.

(c) BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all COVERED SECURITIES which an ACCESS PERSON owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

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

(d) CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)  COVERED SECURITY means any security except:

     (i)  direct obligations of the Government of the United States;

     (ii) banker's acceptances and bank certificates of deposits;

     (iii)commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) repurchase agreements covering any of the foregoing; and

     (v)  shares of registered open-end investment companies.

(f) INVESTMENT PERSONNEL means any employee of AIA, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by AIA; and any individual who CONTROLS AIA or a Fund for which AIA is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     An employee would be considered an Investment Personnel of AIA if he/she has the authority to exercise investment discretion to select the securities to be purchased or sold by a Fund managed by AIA. Employees who
     (i) do not have investment discretion to select securities  investments and
     (ii) do not have access to a Fund's portfolio holdings, other than on a delayed or stale basis are not consider to be investment personnel for purposes of the Code. Portfolio holdings are consider delayed or stale on the 15th calendar date after the date of such holdings report. Certain personnel who, in connection with his or her functions or duties, provide asset allocation based on portfolio attributions and analytics (not portfolio holdings), are not considered to be Investment Personnel.

(g) means any employee of AIA who, in connection with his or her regular functions or duties, is authorized to exercise investment discretion regarding the selection of the securities to be purchase or sold by a Fund managed by AIA.

(g) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

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(h)  SECURITY HELD OR TO BE ACQUIRED BY the Fund means

     (i) any COVERED SECURITY which, with the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY.

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                        ABSOLUTE INVESTMENT ADVISERS LLC
                                 CODE OF ETHICS
                                   APPENDIX B
                             LIST OF ACCESS PERSONS
                             (as of April 15, 2005)

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
AIA                   AP                 IP                  AS OF DATE         FUND                END DATE
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Christian Aymond      X                                      Launch   Date  of  Absolute
                                                             the      Absolute  Strategies Fund
                                                             Strategies Fund*
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Anthony Bosch         X                                      Launch   Date  of  Absolute
                                                             the      Absolute  Strategies Fund
                                                             Strategies Fund*
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
James Compson         X                  X                   Launch   Date  of  Absolute
                                                             the      Absolute  Strategies Fund
                                                             Strategies Fund*
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Brian Hlidek          X                                      Launch   Date  of  Absolute
                                                             the      Absolute  Strategies Fund
                                                             Strategies Fund*
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

AP=Access Person; IP=Investment Personnel
* The Absolute Strategies Fund is expected to be effective April 15, 2005. The operational date of the Fund (the "Launch Dated") is anticipated to be in May 2005 or June 2005. Prior to the Launch Date of the Fund, the Adviser will not have any clients and thus will not have discretion in connection with the purchase or sale, directly or indirectly, to be held or to be acquired by the Fund or any client.

                        ABSOLUTE INVESTMENT ADVISERS LLC
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGEMENT

         I understand that I am subject to the Code of Ethics of AIA. I have read and I understand the AIA Code of Ethics and I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




-------------------------------------                         -----------------
Signature                                                     Date



-------------------------------------
Printed Name

         THIS FORM MUST BE COMPLETED AND RETURN TO AIA'S COMPLIANCE DEPARTMENT.

           EXISTING SECURITIES ACCOUNT FORMTE INVESTMENT ADVISERS LLC
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGEMENT

         I understand that I am subject to the Code of Ethics of AIA. I have read and I understand the AIA Code of Ethics and I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




-------------------------------------                         -----------------
Signature                                                     Date



-------------------------------------
Printed Name

         THIS FORM MUST BE COMPLETED AND RETURN TO AIA'S COMPLIANCE DEPARTMENT.